EXHIBIT A: Joint Filing Agreement

We, the signatories of the statement on Schedule 13G to which this Agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us.

Dated: February 14, 2008

Baring Asia II Holdings (22) Limited	By:	/s/ Julie Jones
	Name:	Julie Jones
	Title:	Director

Baring Asia Fund II (GP) LP	By:	/s/ Julie Jones
	Name:	Julie Jones
	Title:	Director

Baring Asia Fund Managers II Limited As General Partner to Baring Asia Fund II (GP) LP